UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014 (April 10, 2014)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2014, Corrections Corporation of America, a Maryland corporation (the “Company”), issued a press release announcing that Mr. Todd J Mullenger has decided to step down as the Company’s Executive Vice President and Chief Financial Officer, effective May 1, 2014, and that Mr. David M. Garfinkle has been selected by the Board of Directors to succeed Mr. Mullenger as Executive Vice President and Chief Financial Officer. Mr. Mullenger has agreed to remain with the Company for a two-year period after stepping down to assist in the transition and to assist in various projects. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Garfinkle, age 46, has served as the Company’s Vice President of Finance and Controller since February 2001. From 1996 to 2001, Mr. Garfinkle served as Vice President and Controller for Bradley Real Estate, Inc., a publicly traded real estate investment trust. Prior to joining Bradley Real Estate, Inc., Mr. Garfinkle was a Senior Manager at KPMG Peat Marwick, LLP. Mr. Garfinkle is a Certified Public Accountant and graduated summa cum laude with a bachelor of business administration from St. Bonaventure University.

There is no family relationship between Mr. Garfinkle and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Garfinkle that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Garfinkle Employment Agreement

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Company entered into an employment agreement with Mr. Garfinkle, effective May 1, 2014 (the “Employment Agreement”). The following is a summary of the material terms of the Employment Agreement. It is not complete and is qualified in its entirety by reference to the actual Employment Agreement (attached as Exhibit 10.1 to this current report on Form 8-K), which is incorporated herein by reference.

The Employment Agreement provides that the term of the Employment Agreement terminates on December 31, 2014. This term is consistent with those of the employment agreements for the Company’s other executive officers. Mr. Garfinkle’s base salary is $360,000.00 per annum. Mr. Garfinkle is eligible to earn a pro-rated annual bonus for the period beginning January 1, 2014 and ending on May 1, 2014 under the terms of the cash compensation incentive or similar plan established by the Company in which Mr. Garfinkle participated during such period, and Mr. Garfinkle is eligible to earn a pro-rated annual bonus for the period beginning May 1, 2014 and ending on December 31, 2014 under the terms of the cash compensation incentive or similar plan established by the Company in which Mr. Garfinkle participates during such period. Mr. Garfinkle is also subject to confidentiality restrictions and to certain non-competition and non-solicitation restrictions that are effective during his employment with the Company and for a period of one year after his employment terminates.

The Employment Agreement and Mr. Garfinkle’s employment thereunder can be terminated by the Company with or without “cause” or in connection with a “change in control” of the Company. “Cause” is defined as (i) the death of Mr. Garfinkle; (ii) the permanent disability of Mr. Garfinkle, (defined as the inability of Mr. Garfinkle, as a result of physical or mental illness or incapacity, to substantially perform his duties pursuant to the Employment Agreement for a period of one hundred eighty (180) days during any twelve (12) month period); (iii) Mr. Garfinkle’s conviction of a felony or of a crime involving dishonesty or moral turpitude, including, without limitation, any act or crime involving misappropriation or embezzlement of Company assets or funds; (iv) willful or material wrongdoing by Mr. Garfinkle, including, but not limited to, acts of dishonesty or fraud, which could be expected to have a materially adverse effect, monetarily or otherwise, on the Company or its subsidiaries or affiliates, as determined by the Company and its Board of Directors; (v) material breach by Mr. Garfinkle of a material obligation under the Employment Agreement or of his fiduciary duty to the Company or its stockholders; or (vi) Mr. Garfinkle’s intentional violation of any applicable local, state or federal law or regulation affecting the Company in any material respect, as determined by the Company and its Board of Directors.

In the event of termination of employment by the Company without cause (which does not constitute a “change in control” termination, as described below), Mr. Garfinkle is entitled, subject to his execution and non-revocation of a general release of claims in the Company’s favor and compliance with certain non-competition and confidentiality covenants, to an amount equal to Mr. Garfinkle’s then-current annual salary, payable in installments in accordance with the Company’s normal payroll policies during the one-year period immediately following his termination.

If Mr. Garfinkle’s employment is terminated due to a “change in control termination,” Mr. Garfinkle is entitled, subject to his execution and non-revocation of a general release of claims in the Company’s favor and compliance with certain non-competition, non-solicitation and confidentiality covenants, to a lump-sum payment equal to 2.99 times Mr. Garfinkle’s then-current annual salary and to certain continued health insurance benefits for a period of one (1) year following his termination. A “change in control termination” means: (i) Mr. Garfinkle’s employment with the Company is terminated by the Company without cause within one-hundred eighty (180) days following a “change in control,” or (ii) Mr. Garfinkle terminates his employment with the Company due to a material reduction in his duties, powers or authority as an officer or employee of the Company without Mr. Garfinkle’s consent (“a good reason event”), which good reason event occurs within one-hundred eighty (180) days following a “change in control.” A “change in control” means a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the assets of the Company” (each within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations).

In the event of a termination of Mr. Garfinkle’s employment for any reason other than those described above, Mr. Garfinkle is only entitled to his then-current annual salary earned through the date of termination.

Mr. Mullenger Transition Agreement

In connection with Mr. Mullenger’s resignation as Executive Vice President and Chief Financial Officer of the Company, the Company entered into a transition agreement with Mr. Mullenger, effective as of May 1, 2014 (the “Transition Agreement”), pursuant to which his prior employment agreement terminates and Mr. Mullenger agrees to perform certain transition services for the Company from May 1, 2014 to April 30, 2016. The following is a summary of the material terms and conditions of the Transition Agreement. It is not complete and is qualified in its entirety by reference to the actual Transition Agreement (attached as Exhibit 10.2 to this current report on Form 8-K), which is incorporated herein by reference.

The Transition Agreement provides that Mr. Mullenger will remain with the Company as Special Assistant to the Chief Executive Officer. Mr. Mullenger’s base salary is $380,000.00 for his first year of employment under the Transition Agreement and $190,000.00 for his second and final year of employment under the Transition Agreement. Mr. Mullenger is eligible to participate in the Company’s cash compensation incentive plan or similar plan established by the Company for its executive officers for the year ending December 31, 2014. Mr. Mullenger is not entitled to receive equity-based awards after May 1, 2014 under any of the Company’s equity incentive plans, but outstanding equity-based awards granted to Mr. Mullenger prior to this date will continue to vest in accordance with their respective terms until April 30, 2016 (or, if earlier, the date on which Mr. Mullenger’s employment with the Company terminates), but thereafter will not vest in any additional amount and shall be exercisable only to the extent specified in the applicable award agreement. Mr. Mullenger is also subject to confidentiality restrictions and to certain non-competition and non-solicitation restrictions that are effective during his employment with the Company and for a period of one year after his employment terminates.

The Transition Agreement also sets forth Mr. Mullenger’s rights to severance upon a termination of his employment. Generally, Mr. Mullenger is entitled to severance only if his employment is terminated by the Company without “cause.” “Cause” is generally defined as (i) the death of Mr. Mullenger; (ii) the permanent disability of Mr. Mullenger, which shall be defined as the inability of Mr. Mullenger, as a result of physical or mental illness or incapacity, to substantially perform his duties pursuant to the Transition Agreement for a period of one hundred eighty (180) days during any twelve (12) month period; (iii) Mr. Mullenger’s conviction of a felony or of a crime involving dishonesty or moral turpitude, including, without limitation, any act or crime involving misappropriation or embezzlement of Company assets or funds; (iv) willful or material wrongdoing by Mr. Mullenger, including, but not limited to, acts of dishonesty or fraud, which could be expected to have a materially adverse effect, monetarily or otherwise, on the Company or its subsidiaries or affiliates, as determined by the Company and its Board of Directors; (v) material breach by Mr. Mullenger of a material obligation under the Transition Agreement or of his fiduciary duty to the Company or its stockholders; or (vi) Mr. Mullenger’s intentional violation of any applicable local, state or federal law or regulation affecting the Company in any material respect, as determined by the Company and its Board of Directors.

In the event of termination of his employment by the Company without cause, Mr. Mullenger is entitled, subject to his execution and non-revocation of a general release of claims in the Company’s favor, to severance payments equal to twelve (12) months’ of Mr. Mullenger’s then-current annual salary, payable in installments in accordance with the Company’s normal payroll policies during the one-year period immediately following his termination.

In the event of a termination of Mr. Mullenger’s employment for any other reason (including, without limitation, due to a termination by the Company for cause or by Mr. Mullenger for any reason), Mr. Mullenger is entitled only to any earned but unpaid annual salary and unreimbursed business expenses incurred prior to the termination date.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are furnished as part of this Current Report:

Exhibit 10.1	–	Employment Agreement effective as of May 1, 2014 between Corrections Corporation of America, CCA of Tennessee, LLC and David M. Garfinkle

Exhibit 10.2	–	Transition Agreement effective as of May 1, 2014 between Corrections Corporation of America, CCA of Tennessee, LLC and Todd J Mullenger

Exhibit 99.1	–	Press release of Corrections Corporation of America dated April 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 14, 2014	CORRECTIONS CORPORATION OF AMERICA

By:
/s/ Steven E. Groom
Steven E. Groom Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement effective as of May 1, 2014 between Corrections Corporation of America, CCA of Tennessee, LLC and David M. Garfinkle

10.2	Transition Agreement effective as of May 1, 2014 between Corrections Corporation of America, CCA of Tennessee, LLC and Todd J Mullenger

99.1	Press release of Corrections Corporation of America dated April 10, 2014